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                                                              Exhibit 11
                       THE ADVEST GROUP, INC. AND SUBSIDIARIES

                     Computation of Net Income Per Common Share



                                  For the quarters      For the nine months
(In thousands, except              ended June 30,          ended June 30,
                                  ----------------      -------------------
per share amounts)                     Primary*                Primary*
                                  ----------------      -------------------
                                   1994      1993        1994         1993
                                   ----      ----        ----         ----
Income before
  extraordinary credit           $  200    $1,171       $2,644      $3,713

    Extraordinary credit             --       637           --       1,503
                                 -----------------------------------------
    Net income applicable
      to common stock and
      other dilutive
      securities                 $  200    $1,808       $2,644      $5,216
                                 =========================================
Average number of common
  shares outstanding
  during the period               8,681     9,236        8,829       9,287

Additional shares assuming:
  Exercise of stock options         197       250          239         239
                                 -----------------------------------------
    Average number of common
      and common equivalent
      shares used to calculate
      net income per common
      share                       8,878     9,486        9,068       9,526
                                 =========================================
Income per common and
  common equivalent share:

    Income before
      extraordinary credit       $  .02    $  .12       $  .29      $  .39
    Extraordinary credit             --       .07           --         .16
                                 -----------------------------------------
    Net income                   $  .02    $  .19       $  .29      $  .55
                                 =========================================




* For the quarter and nine months ended June 30, 1994 and 1993, the primary and fully diluted net income per common share were equal.






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